--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                   FORM 8-K/A
                                (Amendment No. 1)

                                 CURRENT REPORT

         Pursuant to section 13 or 15 (d) of the Securities Exchange Act

                      -------------------------------------


                                December 14, 2001
                                 Date of Report
                        (Date of Earliest Event Reported)


                        NUTRASTAR INCORPORATED (formerly
                 known as Alliance Consumer International, Inc.)
                    (Exact Name as Specified in its Charter)


                      -------------------------------------


            California               000-27728               87-0673375
      ----------------------    -----------------      ---------------------
         (State or other           (Commission             (IRS Employer
         jurisdiction of           File Number)          Identification No.)
         incorporation)


               1261 Hawk's Flight Court, El Dorado Hills, CA 95762
                    (Address of principal executive offices)


                                 (916) 933-7000
                          Registrant's telephone number



--------------------------------------------------------------------------------

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

This Form 8-K/A is filed to submit the financial statements and pro forma financial information for the business acquired pursuant to the acquisition reported on the Form 8-K previously filed on December 18, 2001.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial Statements of business acquired.

          The   audited   financial   statements   of   NutraStar   Technologies
          Incorporated (formerly NutraStar Incorporated, a Nevada corporation) are filed herewith.

     (b)  Pro Forma Financial Information

          The  NutraStar  Incorporated/Alliance  Consumer  International,   Inc.
          Proforma statements are filed herewith.



                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            NUTRASTAR INCORPORATED



Dated: February 27, 2002            s/James W. Kluber
                            ----------------------------------------------------
                            James W. Kluber, Chief Financial Officer
                            (Authorized Officer and Principal Financial Officer)

                             NUTRASTAR INCORPORATED

                                DECEMBER 31, 2000







       ------------------------------------------------------------------



                              FINANCIAL STATEMENTS

                                       AND

                          INDEPENDENT AUDITORS' REPORT











                                                                     EXHIBIT (a)

                                                         NutraStar, Incorporated

                                                        Financial Statements and
                                                    Independent Auditors' Report

--------------------------------------------------------------------------------





     Independent Auditors' Report                                       1




     Financial Statements



         Balance Sheet                                                  2



         Statement of Operations                                        3



         Statement of Stockholders' Deficit                             4



         Statement of Cash Flows                                        5



         Notes to Financial Statements                               6 - 15

                                     HOOD &
                                   STRONG LLP
                          CERTIFIED PUBLIC ACCOUNTANTS

                                                               Consultants and
                                                               Business Advisors

                                                                101 California
                                                                Suite 1500
                                                                San Francisco
                                                                CA 94111
                                                                415.781.0793
                                                                fax 415.421.2976
Independent Auditors' Report

Board of Directors
Nutrastar, Incorporated
El Dorado Hills, California

We have audited the accompanying balance sheet of NUTRASTAR, INCORPORATED (the Company) as of December 31, 2000 and the related statements of operations, stockholders' deficit and cash flows for the period from February 4, 2000 (inception) through December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NutraStar, Incorporated as of December 31, 2000 and the results of its operations and its cash flows for the period then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the
financial   statements,   the  Company  has  incurred  losses  since  inception,
anticipates continuing losses for the foreseeable future and will require substantial additional capital in order to complete its operational objectives. This raises substantial doubt about the Company's ability to continue as a going concern. Management plans in regard to these matters are also described in Note
2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


[Hood & Strong LLP]


December 19, 2001


                                                                   San Francisco

                                                                      Menlo Park

                                                         NutraStar, Incorporated


                                                                   Balance Sheet

--------------------------------------------------------------------------------
December 31, 2000
--------------------------------------------------------------------------------

Assets

Current Assets:
     Cash and cash equivalents                                      $      5,865
     Accounts receivable                                                 115,636
     Inventories                                                         515,772
     Prepaid expenses and other                                           15,385
--------------------------------------------------------------------------------
          Total current assets                                           652,658

Property and Equipment, net                                               65,633

Intangible Assets, net                                                    63,268

Deposits                                                                 100,525
--------------------------------------------------------------------------------
          Total assets                                              $    882,084
--------------------------------------------------------------------------------

Liabilities and Stockholders' Deficit

Current Liabilities:
     Accounts payable                                               $    845,890
     Deposits payable                                                    896,500
     Accrued expenses                                                     58,517
     Notes payable                                                       255,000
--------------------------------------------------------------------------------
          Total current liabilities                                    2,055,907
--------------------------------------------------------------------------------

Stockholders' Deficit:
     Series A preferred stock - $.001 par value; 50,000 shares
        authorized;  0 shares issued and outstanding
     Common stock - $.001 par value; 100,000,000 shares
        authorized; 11,170,710 shares issued and outstanding                 419
     Additional paid-in capital                                          382,458
     Accumulated deficit                                              1,556,700)
--------------------------------------------------------------------------------
          Total stockholders' deficit                                 1,173,823)
--------------------------------------------------------------------------------

          Total liabilities and stockholders' deficit               $    882,084
--------------------------------------------------------------------------------

See accompanying summary of accounting policies and notes to the financial statements.

                                                         NutraStar, Incorporated

                                                         Statement of Operations




--------------------------------------------------------------------------------
From February 4, 2000 (inception) through December 31, 2000
--------------------------------------------------------------------------------


Net Sales                                                       $       127,954

Cost of Sales                                                           157,170
--------------------------------------------------------------------------------

               Gross profit (loss)                                      (29,216)
--------------------------------------------------------------------------------

Operating Expenses:
             Marketing and selling                                       53,610
             Engineering, research and development                       30,985
             General and administrative                               1,428,426
--------------------------------------------------------------------------------

               Total operating expenses                               1,513,021
--------------------------------------------------------------------------------

Loss from Operations                                                 (1,542,237)
--------------------------------------------------------------------------------

Other Income (Expense):
             Interest expense                                           (16,767)
             Interest income                                              2,304
--------------------------------------------------------------------------------

               Total other income (expense)                             (14,463)
--------------------------------------------------------------------------------

Loss before Provision for Income Taxes                          $    (1,556,700)
--------------------------------------------------------------------------------

Provision for Income Taxes                                                 -
--------------------------------------------------------------------------------

Net Loss                                                        $    (1,556,700)
--------------------------------------------------------------------------------






See accompanying summary of accounting policies and notes to the financial statements.



                                                                                    NutraStar, Incorporated

                                                                         Statement of Stockholders' Deficit


-----------------------------------------------------------------------------------------------------------
From February 4, 2000 (inception) through December 31, 2000
-----------------------------------------------------------------------------------------------------------


                                Common Stock
                         ---------------------------
                           Number of                   Additional         Accumulated
                             Shares        Amount    Paid-in Capital        Deficit              Total
Common stock issued
   for services
   ($0.10 per share)             35,960   $      36   $         3,560                       $        3,596

Common stock split
   (300 to 1)                10,752,040

Common stock sold
   ($1.00 per share)            378,900         379           378,521                              378,900

Common stock issued
   for services
   ($0.10 per share)              3,810           4               377                                  381

Net loss from
    February 4, 2000
   (inception) through
   December 31, 2000                                                    $     (1,556,700)       (1,556,700)
-----------------------------------------------------------------------------------------------------------


December 31, 2000            11,170,710   $     419   $       382,458   $     (1,556,700)   $   (1,173,823)
-----------------------------------------------------------------------------------------------------------






See accompanying summary of accounting policies and notes to the financial statements.

                                                         NutraStar, Incorporated

                                                         Statement of Cash Flows



-------------------------------------------------------------------------------
From February 4, 2000 (inception) through December 31, 2000
-------------------------------------------------------------------------------

Cash Flows from Operating Activities:
     Net loss                                                   $   (1,556,700)
     Adjustments to reconcile net loss to net
       cash used by operating activities:
          Depreciation and amortization                                  7,172
          Common stock issued for services                               3,977
          Changes in operating assets and liabilities:
               Receivables                                            (115,636)
               Inventories                                            (515,772)
               Prepaid expenses and other                              (15,385)
               Accounts payable and accrued expenses                   904,407
               Deposits                                               (100,525)
-------------------------------------------------------------------------------

          Net cash used by operating activities                     (1,388,462)
-------------------------------------------------------------------------------

Cash Flows from Investing Activities:
     Purchase of property and equipment                                (70,692)
     Patents and trademarks costs                                      (65,381)
-------------------------------------------------------------------------------

          Net cash used by investing activities                       (136,073)
-------------------------------------------------------------------------------

Cash Flows from Financing Activities:
     Proceeds from issuance of common stock                            378,900
     Proceeds from notes payable                                       255,000
     Proceeds from deposits payable                                    896,500
-------------------------------------------------------------------------------

          Net cash provided by financing activities                  1,530,400
-------------------------------------------------------------------------------

Net Increase in Cash and Cash Equivalents                                5,865

Cash and Cash Equivalents, beginning of year                               -
-------------------------------------------------------------------------------

Cash and Cash Equivalents, end of year                            $      5,865
-------------------------------------------------------------------------------


See accompanying summary of accounting policies and notes to the financial statements.

Note 1 -       Description of Company:

               NutraStar, Incorporated (the Company), a Nevada corporation, markets proprietary whole food dietary supplements derived from nutrient-dense stabilized rice bran (a nutraceutical) produced by an affiliated company, The RiceX Company, a current stockholder and a publicly-traded company. The Company has a license to distribute certain derivatives of The RiceX Company's stabilized rice bran, as well as value-added rice bran products in the United States of America.



Note 2 -       Going Concern:

               The Company is subject to a number of business risks affecting companies at a similar stage of development including, competition from companies with greater resources and alternative technologies, the ability to obtain financing to fund future operations, dependence on a key supplier, dependence on a limited number of customers, dependence on key employees and the ability to attract and retain additional qualified personnel.

               The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company incurred a net loss of $1,556,700 for the period from February 4, 2000 through December 31, 2000 and has a working capital deficit of $1,403,249 and stockholders' deficit of $1,173,823 as of December 31, 2000. These factors raise substantial doubt about the Company's ability to continue as a going concern. The Company has funding plans that include raising additional financing from third parties and negotiating a line of credit with a bank. Also effective December 14, 2001, the Company entered into a reverse merger agreement with Alliance Consumer International, Inc. (Alliance), a public shell company (see Note 15). Under the terms of the merger, each issued and outstanding share of the Company's common stock will be converted to 1.43 shares of Alliance's common stock. In addition, $1 million in Alliance common stock was sold to outside investors and $2.1 million in outstanding Company debt was converted into Alliance's Series A preferred stock. There is no assurance that the Company will be able to achieve successful operations, obtain sufficient additional financing or obtain a line of credit. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Note 3 -       Summary of Significant Accounting Policies:

           a.  Estimates
               ---------

               The preparation of financial statements in conformity with accounting standards generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

          b.   Cash Equivalents
               ----------------

               The  Company   considers  all  highly  liquid  debt   instruments
               purchased with a maturity of three months or less to be cash equivalents.

          c.   Accounts Receivable
               -------------------

               The Company provides for the possible inability to collect accounts receivable by recording an allowance in doubtful accounts. The Company writes off an account when it is considered to be uncollectable. As of December 31, 2000, there was no allowance for doubtful accounts deemed necessary.

          d.   Inventories
               -----------

               Inventories are stated at the lower of cost (first-in, first-out) or market. Inventories consist of nutraceutical products manufactured by an affiliated company, The RiceX Company, which the Company enhances for final distribution to its customers. While the Company has an inventory of these products, which contain ingredients supplied by the The RiceX Company, any significant prolonged shortage of these ingredients or of the supplies used to enhance these ingredients could materially adversely affect the Company's results of operations.

          e.   Property and Equipment
               ----------------------

               Property and equipment are stated at cost. Depreciation and amortization expense is computed using the straight-line method based over the estimated useful lives of the respective assets, which range from three to seven years.

          f.   Intangible Assets
               -----------------

               The Company has exclusive licenses for several patents. All costs associated with the patents are capitalized. Amortization is computed on the straight-line method based on the estimated useful life of twenty years. The Company also has several registered trademarks which are amortized over the estimated useful life of ten years.

          g.   Revenue Recognition
               -------------------

               Revenue is generally recognized upon shipment of product with a provision for estimated returns and allowances recorded at that time, if applicable.

          h.   Advertising
               -----------

               The Company expenses all advertising costs, including direct response advertising, as they are incurred. Advertising expense for the period ended December 31, 2000 was $17,640.

          i.   Income Taxes
               ------------

               The  Company   accounts  for  income  taxes  in  accordance  with
               Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes. Deferred income tax assets and liabilities are recognized based on the temporary differences between the financial statement and income tax basis of assets, liabilities, and carryforwards using enacted tax rates. Valuation allowances are established for deferred tax assets to the extent of the likelihood that the deferred tax assets may not be realized.

          j.   401(k) Profit-Sharing Plan
               --------------------------

               Effective June 1, 2000, the Company adopted a 401(k) profit-sharing plan for the exclusive benefit of eligible employees and their beneficiaries. Substantially all employees are eligible to participate. Matching contributions to the plan are based on employee salary deferrals made, not to exceed a certain percentage. For the period ended December 31, 2000, the Company did not make any matching contributions. Discretionary contributions of $14,157 were made by the Company during the same period.

          k.   Adoption of New Accounting Pronouncements
               -----------------------------------------

               In June 1999 and June 2000, the Financial Accounting Standards Board (FASB) issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities and SFAS No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities, an amendment of SFAS No. 133, respectively. In June 2000, the FASB also issued SFAS No. 137, Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statement No. 133, which amends SFAS No. 133 to be effective, concurrently with SFAS No. 138, for all fiscal quarters of all fiscal years beginning after June 15, 2000.

               SFAS No. 133 and No. 138 require companies to recognize all derivative contracts as either assets or liabilities in the balance sheet and to measure them at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged assets or liabilities that are attributable to the hedged risk or
               (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain and loss is recognized in income in the period of change.

               The Company has not entered into derivative contracts either to hedge existing risks or for speculative purposes. Accordingly, the adoption of the new standard did not have a material impact on the Company's financial position, results of operations, or cash flows.

               In September 2000, the FASB issued SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. The statement provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities, and revises the accounting standards for securizations and transfers of financial assets and collateral. The adoption of SFAS No. 140 did not have a material impact on the Company's financial position, results of operations, or cash flow.

               In June 2001, the FASB issued SFAS No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 141 requires business combinations initiated after June 30, 2001 to be accounted for using the purchase method of accounting. It also specifies the types of acquired intangible assets that are required to be recognized and reported separately from goodwill. The Company does not anticipate any material impact from the adoption of this standard. SFAS No. 142 will require that goodwill and certain intangibles no longer be
               amortized,   but  instead  be  tested  for  impairment  at  least
               annually. SFAS No. 142 is effective for all fiscal years beginning after December 15, 2001, with early application permitted in certain circumstances. The Company does not expect the adoption of FAS 141 and 142 to have a material impact on the Company's financial position, results of operations or cash flows.

               In June 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations. The statement addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. The statement is effective for all fiscal years beginning after June 15, 2002, with early application permitted. The Company does not expect the adoption of SFAS no. 143 to have a material impact on the Company's financial position, results of operations, or cash flows.

               In August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. This statement supercedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of, and the accounting and reporting provisions of APB Opinion No. 30, Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions, for the disposal of a segment of a business. The statement is effective for all fiscal years beginning after December 15, 2001, with early application permitted. The Company does not expect the adoption of SFAS No. 144 to have a material impact on the Company's financial position, results of operations, or cash flows.



Note 4 -       Inventories:


               Inventories consist of the following at December 31, 2000:

               Purchased materials                               $       11,416
               Finished goods                                           504,356
               -----------------------------------------------------------------

                                                                 $      515,772
               -----------------------------------------------------------------



Note 5 -       Property and Equipment:

               Property and equipment consist of the following at December 31, 2000:

               Furniture and equipment                           $       14,826
               Software                                                  55,866
               -----------------------------------------------------------------

                                                                         70,692
               Less accumulated depreciation and amortization            (5,059)
               -----------------------------------------------------------------

                                                                 $       65,633
               -----------------------------------------------------------------

               Depreciation and amortization expense for the period ended December 31, 2000 was $5,059.

Note 6 -       Intangible Assets:

               Intangible assets consist of the following at December 31, 2000:

               Patents                                          $        44,581
               Trademarks                                                20,800
               -----------------------------------------------------------------

                                                                         65,381
               Less: accumulated amortization                            (2,113)
               -----------------------------------------------------------------

                                                                $        63,268
               -----------------------------------------------------------------

               Amortization expense for the period ended December 31, 2000 was $2,113.



Note 7 -      Deposits Payable:

               During the year the Company received deposits aggregating $896,500 from potential investors. As of December 31, 2000, their intent to permanently invest in the Company had not been determined. The total amount has been reflected as a current liability in the financial statements. Subsequent to year end, some of these deposits were refunded and the balance converted to preferred stock. See further discussion at Note 15.



Note 8 -       Notes Payable:

               Notes payable consist of the following at December 31, 2000:

               Note payable to Newgold, Inc. with interest at 8%
                 per annum, originally due March 1, 2001 the note
                 was converted to preferred stock during 2001        $   250,000

               Note payable to an individual, non-interest bearing,
                 due January 31, 2001                                      5,000
               -----------------------------------------------------------------
                                                                     $   255,000
               -----------------------------------------------------------------

Note 9 -       Income Taxes:

               Net operating loss carryforwards at December 31, 2000 were approximately $1,538,000 for both federal and California income tax purposes. The net operating loss carryforwards are subject to certain limitations and expire on various dates through the year 2020. The Company believes sufficient uncertainty exists regarding the realization of the tax benefit associated with the loss carryforwards. Accordingly, a valuation allowance has been provided for the entire amount related thereto.



Note  10 -     Commitments and Contingencies:

               The Company leases its office space under a non-cancelable operating lease with The RiceX Company, an affiliated company, that expires September 2006 and requires monthly payments approximating $5,230. Total rent expense for the period ended December 31, 2000 was approximately $74,550.

               Future minimum payments under this lease for the five years subsequent to December 31, 2000 and thereafter are as follows:

                      Year Ending
                     December 31,

                         2001                                    $        62,730
                         2002                                             63,122
                         2003                                             64,298
                         2004                                             64,700
                         2005                                             65,906
                      Thereafter                                          49,429
               -----------------------------------------------------------------

                                                                 $       370,185
               -----------------------------------------------------------------

Note 11 -      Employment Agreements:

               The Company has entered into several employment agreements with key employees with terms ranging from three to ten years. Minimum future payments under these agreements for the years subsequent to December 31, 2000 are as follows:

                         2001                                    $       625,000
                         2002                                            625,000
                         2003                                            508,750
                         2004                                            380,000
                         2005                                            283,333
                      Thereafter                                         937,497
               -----------------------------------------------------------------

                                                                 $     3,359,580
               -----------------------------------------------------------------

               Generally if the Company terminates these agreements without cause or the employee resigns with good reason, as defined, the Company shall pay the employee salaries, bonuses and benefits payable for the remainder of the term of the agreements.



Note 12 -      Legal Proceedings:

               The Company was involved in litigation with several potential investors. The plaintiffs requested a return of $750,000 in moneys deposited with the Company representing potential permanent investments. These matters have been resolved in connection with the merger with Alliance Consumer International, Inc. (Alliance) during December 2001, wherein the Company is to pay back $305,000 in cash to the plaintiffs, with the remaining portion of the debt being converted into common and Series A preferred stock of Alliance.

               There are various other claims that have been made against the Company by certain of its vendors. Management expects that the settlement of these claims will not have a significantly adverse effect on the Company's financial position and results of operations.

Note 13 -      Related Parties:

               The Company has entered into a ten year agreement with The RiceX Company (RiceX), its key product supplier, under which the
               Company has the exclusive right to sell RiceX's rice bran products in the US nutraceutical and human consumption market. The sales price to the Company will be the lower of RiceX's published standard price or the price negotiated by other customers for like quantities and products. Under this agreement, the Company maintained a $100,000 advance payment with RiceX which is included in deposits as of December 31, 2000 and every six months the Company must commit to purchase a certain amount of RiceX products and if they fail to take delivery within twelve months, they will forfeit any prepaid funds, as well as the right to the product. To maintain rights under this agreement, the Company must purchase $2,000,000 of product from RiceX by April 30, 2001, $5,000,000 in 2002, $6,000,000 in 2003, $7,200,000 in
               2004, $8,640,000 in 2005, and increasing thereafter by 5% per annum through the remaining term of the agreement. Purchases from RiceX were approximately $620,000 (96% of total purchases) for the period ended December 31, 2000. As of December 31, 2000, the Company has recorded a payable to RiceX totaling approximately $583,000 for inventory purchases. In consideration of the exclusive rights granted by RiceX, the Company will pay RiceX a quarterly royalty of 2% of gross receipts, less $250,000, from the sale of nutraceutical products. As of December 31, 2000 there were no royalty fees payable to RiceX. This agreement has been cancelled subsequent to December 31, 2000 and has been replaced with a new agreement which terms are described in Note 15.

               As a result of entering into the above agreement, the Company issued 1,240 shares to RiceX, which were subject to a stock split in October 2000, bringing the total shares owned by RiceX to 372,000.

               RiceX paid certain operating expenses on behalf of the Company during the period. The expenses, approximating $310,000, were reimbursed by the Company.

               RiceX assigned the rights for two of its patents to the Company. The value of these rights has not been determined and is not reflected in the Company's financial statements, except for additional costs incurred in the filing of these patents in other countries.



Note 14 -      Concentration of Credit Risk:

               The Company has identified its financial instruments which are potentially subject to credit risk. These financial instruments consist principally of receivables. The Company's receivables are unsecured, however, credit risk is substantially mitigated by the Company's timely collection procedures.

Note 15 -      Subsequent Events:

               During the year 2001 and prior to the merger mentioned below, the Company issued 327,500 shares of common stock in exchange for cash and professional services rendered. The price of these shares of stock ranged from $.25 to $1 per share.

               Effective April 27, 2000, the Company became an 80% owner of NutraGlo Incorporated (NutraGlo), a Nevada corporation. There was no consideration for the shares of common stock received by the Company. NutraGlo was non-operative during 2000. In 2001 NutraGlo started marketing, manufacturing and distributing the Company's stabilized rice bran and other nutraceuticals to the equine market. In connection with the merger of the Company with Alliance Consumer International, Inc., the Company issued 175,157 shares of common stock in exchange for the remaining 20% of the common stock of NutraGlo.

               On December 3, 2001, the Company granted 655,480 options to purchase common stock, to several employees at prices ranging from $.25 to $1 per share. Effective the same date, the Company issued 650,000 warrants to various consultants at prices ranging from $.25 to $1 per share.

               Effective December 14, 2001, the Company merged with Alliance Consumer International, Inc. (Alliance) whereby the Company became a wholly-owned subsidiary of Alliance. In connection with the merger, the Company issued an additional 249,770 shares of common stock for services rendered. Under the terms of the agreement, all of the issued and outstanding shares of the Company's common stock were exchanged for 17 million shares of Alliance common stock. Outstanding unexercised options and warrants of the Company were also converted into options and warrants to acquire shares of Alliance common stock on a ratio of 1 to 1.43. Alliance also obtained $1 million from the sale of its common stock after completion of the merger agreement. These shares of stock were issued for $1 per share. Prior to the merger, NutraStar changed its name to NutraStar Technologies Incorporated. Subsequent to the merger, Alliance changed its name to NutraStar, Incorporated.

               Also subsequent to the merger, the Company converted approximately $2.1 million of debt, which includes certain notes payable outstanding as of year-end, additional notes payable executed during 2001, $300,000 of notes payable to principal stockholders, investor deposits and vendor payables, into Series A preferred stock.

               The Company entered into a new 15-year agreement with The RiceX Company (RiceX) to be the exclusive distributor of rice solubles and rice bran fiber concentrate in the United States of America and to have the exclusive rights to various patents and trademarks owned by RiceX. Under the terms of this new agreement, RiceX has agreed to cancel certain indebtedness by the Company in exchange for 130,000 shares of Series A preferred stock, has agreed to new minimum purchase requirements, and has agreed to extend the term of the agreement for five years, with two additional renewal periods of 5 years each.

                          PROFORMA FINANCIAL STATEMENTS

                                       FOR

                            NUTRASTAR INCORPORATED /

                      ALLIANCE CONSUMER INTERNATIONAL, INC.







      --------------------------------------------------------------------













                                       16
                                                                     EXHIBIT (b)


                                   NUTRASTAR INCORPORATED / ALLIANCE CONSUMER INTERNATIONAL, INC.

                                                              PROFORMA

                                                            Balance Sheet



------------------------------------------------------------------------------------------------------------------------------------
September 30, 2001
------------------------------------------------------------------------------------------------------------------------------------

                                                                           Alliance                                       Proforma
                                                          NutraStar,       Consumer                                    Consolidated
                                                        Incorporated   International, Inc.     Total    Eliminations       Total
Assets

Current Assets
   Cash and cash equivalents                           $      38,864        $      484    $     39,348                $     39,348
   Accounts receivable                                       254,333                           254,333                     254,333
   Inventories                                               140,526                           140,526                     140,526
   Prepaid expenses and other                                 15,357                            15,357                      15,357
------------------------------------------------------------------------------------------------------------------------------------

        Total current assets                                 449,080               484         449,564                     449,564

Property and Equipment, net                                  230,573                           230,573                     230,573

Intangible Assets, net                                        92,176                            92,176                      92,176
------------------------------------------------------------------------------------------------------------------------------------

        Total assets                                         771,829               484         772,313                     772,313
------------------------------------------------------------------------------------------------------------------------------------


Liabilities and Stockholders' Equity

Current Liabilities
   Accounts payable                                    $     726,495        $   22,152    $    748,647                $    748,647
   Deposits payable                                          441,000                           441,000                     441,000
   Accrued expenses                                          295,943                           295,943                     295,943
   Notes payable                                           1,375,000                         1,375,000                   1,375,000
------------------------------------------------------------------------------------------------------------------------------------

        Total liabilities                                  2,838,438            22,152       2,860,590                   2,860,590
------------------------------------------------------------------------------------------------------------------------------------

Stockholders' Equity:
   Preferred stock:
        Series A preferred stock; 3,000,000 shares
           authorized; 0 shares issued and outstanding
   Common stock:
        No par value; 50,000,000 shares authorized;
           20,043,024  shares issued and outstanding             746             1,500           2,246  $    (1,500)           746
   Additional paid-in capital                                488,380                           488,380        1,500        489,880
   Accumulated deficit                                    (2,555,735)          (23,168)     (2,578,903)                 (2,578,903)
------------------------------------------------------------------------------------------------------------------------------------

        Total stockholders' equity                        (2,066,609)          (21,668)     (2,088,277)        -        (2,088,277)
------------------------------------------------------------------------------------------------------------------------------------

        Total liabilities and stockholders' equity     $     771,829        $      484    $    772,313  $      -      $    772,313
------------------------------------------------------------------------------------------------------------------------------------


                                   NUTRASTAR INCORPORATED / ALLIANCE CONSUMER INTERNATIONAL, INC.

                                                              PROFORMA

                                                          Income Statement



-----------------------------------------------------------------------------------------------------------------------------------
For the Nine Months Ended September 30, 2001
-----------------------------------------------------------------------------------------------------------------------------------
                                                            Alliance                                                    Proforma
                                           NutraStar,       Consumer                                                  Consolidated
                                         Incorporated   International, Inc.        Total          Eliminations           Total
Net Sales                                $   1,134,980                          $   1,134,980                        $  1,134,980

Cost of Sales                                  729,347                                729,347                             729,347
------------------------------------------------------------------------------------------------------------------------------------

          Gross profit                         405,633                                405,633                           1,864,327
------------------------------------------------------------------------------------------------------------------------------------

Marketing and Selling                           14,022                                 14,022                              14,022

Engineering, Research and Development           47,498                                 47,498                              47,498

General and Administrative                   1,210,532       $    23,168            1,233,700                           1,233,700
------------------------------------------------------------------------------------------------------------------------------------

          Total operating expenses           1,272,052            23,168            1,295,220                           1,295,220
------------------------------------------------------------------------------------------------------------------------------------

Income from Operations                        (866,419)          (23,168)            (889,587)                           (889,587)

Other Income (Expense):
      Interest expense                        (133,719)                              (133,719)                           (133,719)
      Interest income                            1,103                                  1,103                               1,103
------------------------------------------------------------------------------------------------------------------------------------

                                              (132,616)                              (132,616)                           (132,616)
------------------------------------------------------------------------------------------------------------------------------------

Net Loss                                 $    (999,035)      $   (23,168)       $  (1,022,203)                       $ (1,022,203)
------------------------------------------------------------------------------------------------------------------------------------

Accumulated Deficit, 12/31/00               (1,556,700)                0           (1,556,700)                         (1,556,700)

Accumulated Deficit 9/30/01                 (2,555,735)          (23,168)          (2,578,903)              0          (2,578,903)



                                 NUTRASTAR INCORPORATED / ALLIANCE CONSUMER INTERNATIONAL, INC.

                                                              PROFORMA

                                                          Income Statement



------------------------------------------------------------------------------------------------------------------------------
For the Three Months Ended September 30, 2001
------------------------------------------------------------------------------------------------------------------------------

                                                             Alliance                                            Proforma
                                         NutraStar,          Consumer                                          Consolidated
                                        Incorporated    International, Inc.      Total       Eliminations          Total
Net Sales                               $    360,206                          $    360,206                     $    360,206

Cost of Sales                                162,122                               162,122                          162,122
------------------------------------------------------------------------------------------------------------------------------

          Gross profit                       198,084                               198,084                          522,328
------------------------------------------------------------------------------------------------------------------------------

Marketing and Selling                          3,804                                 3,804                            3,804

Engineering, Research and Development         25,970                                25,970                           25,970

General and Administrative                   339,311       $     10,696            350,007                          350,007
------------------------------------------------------------------------------------------------------------------------------

          Total operating expenses           369,085             10,696            379,781                          379,781
------------------------------------------------------------------------------------------------------------------------------

Income from Operations                      (171,001)           (10,696)          (181,697)                        (181,697)

Other Income (Expense):
      Interest expense                       (46,451)                              (46,451)                         (46,451)
      Interest income                            123                                   123                              123
------------------------------------------------------------------------------------------------------------------------------

                                             (46,328)                              (46,328)                         (46,328)
------------------------------------------------------------------------------------------------------------------------------

Net Loss                                $   (217,329)      $    (10,696)      $   (228,025)                    $   (228,025)
------------------------------------------------------------------------------------------------------------------------------



                                   NUTRASTAR INCORPORATED / ALLIANCE CONSUMER INTERNATIONAL, INC.

                                                              PROFORMA

                                                            Balance Sheet




----------------------------------------------------------------------------------------------------------------------------------
December  31, 2000
----------------------------------------------------------------------------------------------------------------------------------

                                                                        Alliance                                        Proforma
                                                       NutraStar,       Consumer                                      Consolidated
                                                      Incorporated  International, Inc.      Total      Eliminations      Total
Assets

Current Assets:
      Cash and cash equivalents                       $       5,865                      $      5,865                  $    5,865
      Accounts receivable                                   115,636                           115,636                     115,636
      Inventories                                           515,772                           515,772                     515,772
      Prepaid expenses and other                             15,385                            15,385                      15,385
----------------------------------------------------------------------------------------------------------------------------------

          Total current assets                              652,658                           652,658                     652,658

Property and Equipment, net                                  65,633                            65,633                      65,633

Intangible Assets, net                                       63,268                            63,268                      63,268

Deposits                                                    100,525                           100,525                     100,525
----------------------------------------------------------------------------------------------------------------------------------

          Total assets                                $     882,084                      $    882,084                 $   882,084
----------------------------------------------------------------------------------------------------------------------------------

Liabilities and Stockholders' Equity

Current Liabilities:
      Accounts payable                                $     845,890                      $    845,890                 $   845,890
      Deposits payable                                      896,500                           896,500                     896,500
      Accrued expenses                                       58,517                            58,517                      58,517
      Notes payable                                         255,000                           255,000                     255,000
----------------------------------------------------------------------------------------------------------------------------------

          Total liabilities                               2,055,907                         2,055,907                   2,055,907
----------------------------------------------------------------------------------------------------------------------------------

Stockholders' Equity:
      Preferred stock:
          Series A preferred stock; 3,000,000 shares
             authorized; 0 shares issued and outstanding
      Common stock:
          No par value; 50,000,000 shares authorized;
             15,943,905  shares issued and outstanding          419                               419                         419
      Additional paid-in capital                            382,458                           382,458                     382,458
      Accumulated deficit                                (1,556,700)                       (1,556,700)                 (1,556,700)
----------------------------------------------------------------------------------------------------------------------------------
          Total stockholders' equity                     (1,173,823)                       (1,173,823)                 (1,173,823)
----------------------------------------------------------------------------------------------------------------------------------

          Total liabilities and stockholders' equity  $     882,084                      $    882,084                 $   882,084
----------------------------------------------------------------------------------------------------------------------------------



                                 NUTRASTAR INCORPORATED / ALLIANCE CONSUMER INTERNATIONAL, INC.

                                                              PROFORMA

                                                          Income Statement



------------------------------------------------------------------------------------------------------------------------------------
For the Period Ended December 31, 2000
------------------------------------------------------------------------------------------------------------------------------------

                                                                       Alliance                                           Proforma
                                                 NutraStar,            Consumer                                         Consolidated
                                                Incorporated      International, Inc.        Total        Eliminations     Total
Net Sales                                       $    127,954                             $     127,954                 $    127,954

Cost of Sales                                        157,170                                   157,170                      157,170
------------------------------------------------------------------------------------------------------------------------------------

          Gross profit (loss)                        (29,216)                                  (29,216)                     (29,216)
------------------------------------------------------------------------------------------------------------------------------------

Marketing and Selling                                 53,610                                    53,610                       53,610

Engineering, Research and Development                 30,985                                    30,985                       30,985

General and Administrative                         1,428,426                                 1,428,426                    1,428,426
------------------------------------------------------------------------------------------------------------------------------------

          Total operating expenses                 1,513,021                                 1,513,021                    1,513,021
------------------------------------------------------------------------------------------------------------------------------------

Income from Operations                            (1,542,237)                               (1,542,237)                  (1,542,237)

Other Income (Expense):
      Interest expense                               (16,767)                                  (16,767)                     (16,767)
      Interest income                                  2,304                                     2,304                        2,304
------------------------------------------------------------------------------------------------------------------------------------

                                                     (14,463)                                  (14,463)                     (14,463)
------------------------------------------------------------------------------------------------------------------------------------

          Net income                            $ (1,556,700)                            $  (1,556,700)                $ (1,556,700)
------------------------------------------------------------------------------------------------------------------------------------

                                                        NutraStar, Incorporated/
                                           Alliance Consumer International, Inc.
                                                                        Proforma

                                           Note to Proforma Financial Statements


--------------------------------------------------------------------------------


Note 1 -   Acquisition:

               On December 14, 2001, Alliance Consumer International, Inc. (Alliance) acquired all of the outstanding common stock of NutraStar, Incorporated (Nutrastar). For accounting purposes, the acquisition has been treated as a recapitalization of NutraStar with NutraStar as the acquirer (reverse acquisition). The principal business of NutraStar is the marketing of proprietary nutraceutical whole food and arthritic relief products derived from nutrient-dense stabilized rice bran. Proforma information giving effect to the acquisition as if the acquisition took place February 4, 2000 is as reflected in the proforma financial statements attached. The proforma statements do not purport to be indicative of the results of operations or financial position of the combined company that would have actually been obtained had such transaction been completed as of the assumed dates and for the periods presented, or which may be obtained in the future. The proforma financial statements should be read in conjunction with the separate historical statements of Alliance and NutraStar and the notes thereto.

               The results of operations of the separate companies prior to the combination are summarized as follows:

                                                                    Net Sales        Net Loss
           Nine months ended September 30, 2001:
               Alliance Consumer International, Inc.                              $    (23,168)
               NutraStar, Incorporated                            $  1,134,980        (999,035)
           ------------------------------------------------------------------------------------

                                                                  $  1,134,980    $ (1,022,203)
           ------------------------------------------------------------------------------------


           Three months ended September 30, 2001:
               Alliance Consumer International, Inc.                              $    (10,696)
               NutraStar, Incorporated                            $    360,206        (217,329)
           ------------------------------------------------------------------------------------

                                                                  $    360,206    $   (328,025)
           ------------------------------------------------------------------------------------


           Period Ending December 31, 2000:
               Alliance Consumer International, Inc.
               NutraStar, Incorporated                            $    127,954    $ (1,556,700)
           ------------------------------------------------------------------------------------

                                                                  $    127,954    $ (1,556,700)
           ------------------------------------------------------------------------------------


